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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 20, 1999, except as to Note 16 for which the date is January 20, 2000, relating to the consolidated financial statements of Moldflow Corporation, included in its Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-95289). We also consent to the incorporation by reference of our report dated August 20, 1999, relating to the financial statement schedule, which appears in such Registration Statement on Form S-1.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Boston, Massachusetts
June 6, 2000